UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2012
Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona 85719
(Address of principal executive offices) (Zip Code)

(520) 898-0020
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement with Ascendiant Capital Partners, LLC (Equity Line of Credit)

On October 18, 2012, we entered into a securities purchase agreement (the “Equity Line of Credit Agreement”) with Ascendiant Capital Partners, LLC (“Ascendiant”), pursuant to which we may sell and issue to Ascendiant, and Ascendiant is obligated to purchase from us, up to $10,000,000 worth of shares of our common stock from time to time over a 36-month period, provided that certain conditions are met. The financing arrangement entered into by us and Ascendiant is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

In connection with the Equity Line of Credit Agreement, on October 18, 2012, we entered into a registration rights agreement with Ascendiant. Pursuant to the registration rights agreement, we agreed to use our commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to November 16, 2012 and to have the registration statement declared effective by the SEC by February 14, 2013. The registration statement is to register shares of common stock to be purchased under the Equity Line of Credit Agreement and the shares of common stock to be issued to Ascendiant as the Commitment Shares (as defined below).

Pursuant to the Equity Line of Credit Agreement, we may, in our sole discretion, issue and exercise drawdowns against $10,000,000 over a 36-month period (the “Commitment Period”) commencing on the seventh trading date following the date that the initial registration statement to be filed pursuant to the registration rights agreement is first declared effective. Before we can exercise a drawdown, we must have caused a sufficient number of shares of our common stock to be registered to cover the resale of the shares to be issued pursuant to a drawdown and the daily volume weighted average price of our common stock (the “VWAP”) must be greater than $0.01 per share on the trading day immediately prior to each drawdown.

We may request a drawdown once every eight trading days and there must be a minimum of three trading days between each drawn down request.

The maximum amount we can draw down at any one time is an amount equal to (i) 20% of the average daily trading volume of our common stock during the 10 trading days prior to the date of the drawdown request, multiplied by (ii) the average of the VWAPs of our common stock during such 10 trading day period. Notwithstanding the foregoing, no drawdown can exceed $250,000 or such amount that would otherwise cause Ascendiant to exceed a beneficial ownership of 9.99% of our outstanding common stock.

On the day following the delivery of the drawdown notice, a valuation period of five trading days will start. On each of the five trading days during the valuation period, the number of shares to be sold to Ascendiant will be determined by dividing 1/5th of the drawdown amount by the purchase price on each trading day. The purchase price will be the lesser of (i) 90% of the VWAP of our common stock on that day and (ii) the price that is $0.01 below the VWAP on that date.

If the purchase price on any trading day during the five trading day calculation period is below the minimum price specified by us, then Ascendiant will not purchase any shares on that day, and the drawdown amount will be reduced by 1/5th for each such trading day withdrawn.

The term of the Equity Line of Credit Agreement will end 36 months from the date the initial registration statement filed by us pursuant to the registration rights agreement is first declared effective by the SEC, unless otherwise terminated earlier. The Equity Line of Credit Agreement will terminate if (i) our common stock is no longer quoted on the OTC Bulletin Board unless the cessation of quotation is in connection with a subsequent listing of our common stock on the Nasdaq Capital Market, NYSE Amex, the New York Stock Exchange, the Nasdaq National Market, the BX Venture Market, the OTCQB or the OTCQX, (ii) we file for protection from creditors under any applicable law or (iii) the registration statement is not declared effective by the SEC on or before July 12, 2013. In addition, we may terminate the Equity Line of Credit Agreement upon five trading days’ notice.

In consideration for agreeing to the terms of the Equity Line of Credit Agreement, we agreed to issue the following shares of our common stock (the “Commitment Shares”):

•	150,015 shares of our common stock no later than 30 days following the initial closing date;

•
on the trading day (the “Second Payment Date”) which is 30 calendar days following the initial closing date, a number of shares of our common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Second Payment Date;

•
on the trading day (the “Third Payment Date”) which is immediately following the date that the initial registration statement filed by us pursuant to the registration rights agreement is first declared effective by the SEC, a number of shares of our common stock equal to 1% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Third Payment Date provided that, if the number of Commitment Shares to be delivered to Ascendiant on the Third Payment Date causes Ascendiant to receive an aggregate number of Commitment Shares (as of the Third Payment Date) of less than 2% of $10,000,000, then additional Commitment Shares are to be issued to Ascendiant on the Third Payment Date so that it has received an aggregate number of Commitment Shares (as of the Third Payment Date) of at least 2% of $10,000,000.

•
on the trading day (the “Fourth Payment Date”) in which we have received at least $1,000,000 in aggregate upon drawdowns, a number of shares of our common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fourth Payment Date;

•
on the trading day (the “Fifth Payment Date”) in which we have received at least $2,000,000 in aggregate upon drawdowns, a number of shares of our common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fifth Payment Date;

We issued and intend to issue the Commitment Shares and shares of our common stock upon drawdowns in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

In addition, we reimbursed Ascendiant up to $7500 for its legal fees and expenses incurred in connection with this transaction

The full text of the forms of the Equity Line of Credit Agreement and related registration rights agreement described above are attached hereto as Exhibits 10.1 and 10.2, respectively.

Securities Purchase Agreement (Debentures)

On October 18, 2012, we entered into securities purchase agreements (the “Debenture Purchase Agreements”) with two  investors (the “Investors”), pursuant to which we sold an aggregate of $235,300 face value in principal amount of 5% convertible debentures due October 18, 2013 (the “Debentures”). In addition to the Debentures, we issued an aggregate of 705,901  common stock purchase warrants (the “Warrants”) with each Warrant entitling the holder to acquire one share of our common stock at a price of $0.25 per share for three years. The Investor paid us the aggregate subscription amount of $200,000 for the Debentures and the Warrants, which subscription amount was at a 15% discount from the principal amount of the Debentures.

Interest accrues daily on the outstanding principal amount of the Debenture at a rate per annual equal to 5% on the basis of a 365-day year. On the maturity date of October 18, 2013, we must pay the holder of the Debenture any accrued but unpaid interest on the aggregate unconverted and then outstanding principal amount of the Debenture, and on each date the conversion of the principal amount and, if applicable, interests under the Debenture, we must pay to a holder of the Debenture any accrued but unpaid interest on that portion of the principal amount then being converted, which amount may be added to and included in the principal amount being so converted on such date by the holder.

If we fail to pay any accrued and unpaid interest payable within three trading days following notice of late payment from a holder of the Debenture, then such overdue amount will entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law which will accrue daily from the date such interest was originally due through and including the date of actual payment in full.

The principal amount owing under the Debentures together with any interest accrued under the Debenture, are convertible into shares of our common stock at the option of the holders of the Debentures. The conversion price is equal to the lesser of (i) $0.27 during the six months following October 16, 2012, and $0.35 thereafter and (ii) 70% of the average daily VWAPs for our common stock during the 10 consecutive trading days immediately preceding applicable conversion date. The holder must not convert more than 30% of the initial principal sum into shares of our common stock at a price below $0.15 during any calendar month and must not convert more than 20% of the original principal sum into shares of our common stock at a price below $0.11 during any calendar month.

If at any time prior to the maturity date of October 18, 2013, our common stock has for any 20 consecutive trading day period (i) an average daily VWAP price of $1.00 per share or greater, and (ii) an average daily trading volume of 100,000 shares or greater, we have the right (but not obligation) to convert the Debentures at the then applicable conversion price.

We must not affect any conversion of the Debentures and the holders of the Debentures do not have the right to convert the Debentures, to the extent that the holder (together with the holder’s affiliates) would beneficially own in excess of the beneficial ownership limitation (currently 9.99% of our outstanding common stock).

In connection with the Debenture Purchase Agreement, on October 18, 2012, we entered into a piggyback registration rights agreement with the Investor, pursuant to which we agreed to register shares of our common stock issued on exercise of the Warrants or issuable to the Investor pursuant to the Debenture, together with any interest thereon accrued but unpaid, if we determine to proceed with the preparation and filing with the SEC of a registration statement relating to an offering for our own account or the account of others under the Securities Act of 1933.

In the event that there is no effective registration statement which registers the resale by the warrant holder of the shares underlying the Warrants, the Warrants may be exercised by means of a cashless exercise.

We must not affect any exercise of the Warrants and the holder of the Warrants does not have the right to exercise the Warrants, to the extent that the holder (together with the holder’s affiliates) would beneficially own in excess of the beneficial ownership limitation (currently 4.99% of our outstanding common stock).

We issued the Debenture and Warrants in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933

We will pay  Ascendiant up to $7500 for its legal fees and expenses. We also paid  $11,250 and issued common stock purchase warrants to purchase up to 52,943 shares of our common stock to Ascendiant as placement agent fees.

The full text of the forms of the Debenture Purchase Agreements, the Debentures, the Warrants, and related registration rights agreement described above are attached hereto as Exhibits 10.3, 10.4, 10.5, and 10.6, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Exhibit Description
10.1	Form of Securities Purchase Agreement (Equity Line of Credit)
10.2	Form of Registration Rights Agreement (Equity Line of Credit)
10.3	Form of Securities Purchase Agreement (Debenture)
10.4	Form of Debenture
10.5	Form of Warrant
10.6	Form of Piggyback Registration Rights Agreement (Debenture)
99.1	Press release issued by Titan Iron Ore Corp. dated October 16, 2012 concerning the Equity Line of Credit and Debentures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.
Date: October 19, 2012
By:

/s/ Andrew Brodkey
Andrew Brodkey
CEO and President